United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 June 28, 2002
                                 June 28, 2002
                        (Date of Earliest Event Reported)

                                ----------------



                        INDUSTRIAL RUBBER PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


        Minnesota                      0-24039                 41-1550505
      (State or other               Commission file          (I.R.S. Employer
      jurisdiction of                   number              Identification No.)
     incorporation or
       organization)

    3516 East 13th Avenue
    Hibbing, MN                                                    55746
(Address of principal executive offices)                        (Zip Code)

                                 (218) 263-8831
              (Registrant's telephone number, including area code)

                                 Not applicable
              (Former, name, former address and former fiscal year,
                          if changes since last report)

Item 5. Other Events.

     In a series of four transactions, the last three of which were closed on June 28, 2002, Industrial Rubber (sometimes referred to as the "Company") completed the replacement of the Company's existing short term debt totaling $3,942,144.78.

     Two long term secured loans were closed on June 28, 2002; one for $1,600,000 (at a fixed rate of 7.75% payable monthly over 7 years) with Northland Foundation of Duluth, Minnesota, and the other for $1,000,000 (at a floating rate of 2% above Wall Street Journal Prime, adjusted monthly, payable monthly over 10 years) with Northern State Bank of Virginia, Minnesota. The Northland Foundation loan is secured by the Company's machinery and equipment at Hibbing, Minnesota and West Jordan, Utah. The Northern State Bank loan is secured by mortgages on some of the Company's real estate and the Company's furniture, fixtures, tools, molds and vehicles. The proceeds of these two loans were paid to U.S. Bank National Association to pay off a portion the Company's existing loan with U.S. Bank.

     The Company also entered into a loan with Itasca Business Credit Co. of St. Louis Park, Minnesota providing for up to $1,750,000 of operating line credit secured by inventory, accounts receivable, general intangibles and equipment. The operating line is payable on demand and provides for monthly installment payments of interest at a variable rate of 3.75% above the U.S. Bank Prime Rate. On June 28, 2002, $842,144.79 of this credit line was used to pay a portion of the Company's existing loan with U.S. Bank. The balance of the credit line, subject to availability under borrowing base requirements, is available to fund the Company's operations.

     As a condition to the June 28 closings, the Company completed on May 31, 2002 the sale of 1,250,000 shares of its common stock in a private placement. The purchaser of this stock, for which a Form 4 has been filed with the SEC, was the Trustee of the Company's 401K Plan who was acting for the benefit of Daniel
O. Burkes, the Company's President, and Nancy J. Burkes, his spouse. The proceeds of this private placement, $500,000, were also used to pay off the Company's existing short term financing with U.S. Bank. These proceeds also reduced the Company's total outstanding debt.

     These four transactions paid off in full the Company's existing short term borrowing with U.S. Bank and replaced that short term borrowing with a combination of additional equity, long term borrowing and short term borrowing.

     The Company believes that these transactions will permit it to fund its proposed capital expenditures and operating requirements for at least the next year.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                   Not required for Form 8-K, and to be filed with the Company's 10-QSB for the period ending June 30, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              INDUSTRIAL RUBBER PRODUCTS, INC.
                                              3516 East 13th Avenue
                                              Hibbing, MN 55746
                                                  (Registrant)


Date:   ________, 2002                         /s/ James A. Skalski
                                               ---------------------
                                               James A. Skalski
                                               Comptroller